                                                                  Execution Copy

                    AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

     AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT (this "Amendment"), dated as of
October 25, 2007, among Ormat Technologies, Inc., a Delaware corporation (the
"Issuer") and Ormat Industries Ltd., a company registered under the laws of
Israel (the "Purchaser"). Each of the Issuer and Purchaser are sometimes referred to in this Amendment as a "Party," and collectively, as the "Parties."
Capitalized terms not otherwise defined herein shall have the meanings provided in the Subscription Agreement.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, on October 22, 2007, the Parties entered into a Subscription
Agreement pursuant to which Issuer agreed to issue and sell to Purchaser
1,105,004 shares of common stock (the "Common Shares"), $0.001 par value per share, of Issuer, and Purchaser agreed to purchase from Issuer the Common
Shares;

     WHEREAS, certain conditions to Closing under the Subscription Agreement are now unable to be fulfilled; and

     WHEREAS, the Parties desire to amend the Subscription Agreement and restructure the transactions contemplated by the Subscription Agreement upon the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I
                                      TERMS

     SECTION 1.1 GENERAL. The amount of Common Shares the Issuer shall issue and sell to Purchaser and Purchaser shall purchase and pay for under the
Subscription Agreement is amended by deleting such amount and replacing such amount with 381,254 Common Shares, $0.001 par value per share.

                                   ARTICLE II
                                  EFFECTIVENESS

     SECTION 2.1 CONTINUED EFFECTIVENESS. Except as expressly amended by this
Amendment, the Subscription Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                                   ARTICLE III
                                  MISCELLANEOUS

     SECTION 3.1 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflict of laws other than Section 5-1401 of the New York
General Obligations Law).

     SECTION 3.2 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. The signatures of the parties hereto may be affixed to more than one counterpart of the signature page. All of such counterpart signature pages shall be read as though one, with the same effect as if all parties had signed a single signature page.

     SECTION 3.3 WAIVER. Any waiver by any Party of a breach of any provision of this Amendment shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this
Amendment. The failure of a Party to insist upon strict adherence to any term of this Amendment on one or more sections shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                          ORMAT TECHNOLOGIES, INC.

                                          By:  /s/ J. Tenne
                                              ----------------------------------
                                              Name: Joseph Tenne
                                              Title: CFO

                                          ORMAT INDUSTRIES LTD.

                                          By:  /s/ Etty Rosner
                                              ----------------------------------
                                              Name: Etty Rosner
                                              Title: Corporate Secretary

          [Signature page to Amendment No. 1 to Subscription Agreement]